                                                                       Exhibit 5


                OPINION OF BARBARA C. ANDERSON, GENERAL COUNSEL



                                 July 7, 2000


eLOT, Inc.
301 Merritt 7
Corporate Park, 1st Floor
Norwalk, Connecticut 06851

                 eLOT, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

     I have acted as counsel to eLOT, Inc. (the "Company") in connection with the Registration Statement (the "Registration Statement") on Form S-3 being filed under the Securities Act of 1933, as amended ("the Act"), on or about the date of this letter to register the resale of 7,000,000 shares of common stock, $.01 par value per share (the "Shares"), of the Company, which from time to time may be offered and sold by certain selling shareholders listed in the Registration Statement.

     I am familiar with the Registration Statement and the Exhibits thereto. I have examined, originals or copies, certified and otherwise identified to my satisfaction, of such corporate documents and records of the Company and certificates and verbal advice of public officials as I have deemed necessary to enable me to express this opinion. In rendering this opinion, I have assumed
(i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to me as originals and (iii) the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies.

     Based upon and subject to the foregoing, I am of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

     2. The sale of the Shares pursuant to the Registration Statement has been duly authorized and, when offered and sold as described in the Registration Statement, will be legally issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                              Very truly yours,

                                /s/ Barbara C. Anderson
                              -------------------------------------------
                              Barbara C. Anderson